Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Class A Common Shares, without par value, of Designer Brands Inc., an Ohio corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

STONE HOUSE CAPITAL MANAGEMENT, LLC

By:	/s/ Mark Cohen
Managing Member
Date:	06/11/2026

SH CAPITAL PARTNERS, L.P.

By:	/s/ Mark Cohen
Managing Member of the General Partner
Date:	06/11/2026

COHEN MARK A.

By:	/s/ Mark Cohen
Mark Cohen
Date:	06/11/2026